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                                                     NORRIS COMMUNICATIONS CORP.
                                                                   EXHIBIT 10.24


                              PLACEMENT AGREEMENT

         THIS PLACEMENT AGREEMENT, dated as of April 16, 1996 (this "Agreement"), is entered into between Iacocca Capital Partners, L.P., a Delaware limited partnership ("Placement Agent") and Norris Communications Corp., a corporation organized under the laws of the Yukon Territory, Canada (the Company").

                                    RECITALS
 A. The Company is offering a private placement of securities through the sale of common stock and convertible notes convertible into shares of common stock of the Company to Accredited Investors (as defined by Rule 501(a) promulgated under the Securities Act of 1933 (the "Securities Act")). As set forth in
  Section 1 below, Placement Agent's obligation to use its best efforts in connection with this offering shall be limited to attempting to raise up to five million dollars ($5,000,000) through the sale of Investor Units. An "Investor Unit" shall, at the option of the investor, consist of either (1) shares of common stock of the Company, no par value per share (individually, a "Share" and collectively the "Shares") or (2) a seven percent (7%) Convertible Note due April __ , 1999, convertible into common stock of the Company (each a "Convertible Note" and collectively, the "Convertible Notes") in the form of Exhibit A attached hereto.

         B. The price of the Shares shall be either (i) $1.1375 per share if the Closing (hereinafter defined) occurs within thirty (30) days from the date hereof or (ii) thirty percent (30%) less than the average closing bid price for the publicly traded shares of common stock of the Company during the five (5) trading days immediately preceding the Closing if the Closing takes place after such thirty (30) day period. Each Convertible Note shall be sold for its face amount.

         C. With respect to the Convertible Notes, the conversion price for each Share based on the principal amount of each Convertible Note shall be the lesser of (i) $1.625 per Share if the Closing occurs within thirty (30) days from the date hereof or the average closing bid price for the publicly traded Shares of common stock of the Company during the five (5) trading days immediately preceding the Closing if the Closing occurs after thirty (30) days from the date hereof, and (ii) thirty percent (30%) less than the average closing bid price for the publicly traded Shares of common stock of the Company for the five (5) trading days preceding the day prior to and not including the day of conversion. For purposes of this document, the closing bid puce of the common stock shall be the closing bid price as reported by the National Association of Securities Dealers, Inc. ("NASDAQ") or the closing bid price in the Over-the-counter market, or, in the event the common stock is listed on a stock exchange, the closing sale price on such exchange as reported in The Wall Street Journal. The Company shall pay interest on the outstanding principal amount of each Convertible Note semi-annually on October __ and April __ at the rate of seven percent (7%) per annum, accruing from the date of issuance of the Convertible Note to the date of conversion. The semi-annual interest payments shall be paid in Shares, the number of which shall be determined by using the average closing bid price for the publicly traded Shares of common stock of the Company for the five (5) trading days preceding the day prior to and not including the day the interest payment is due, and shall constitute payment in full of any such interest. No fractional Shares shall be issued and the number of Shares issuable shall be rounded to the nearest whole Share. [NOTE: If counsel for Placement Agent determines, in its sole and absolute discretion, that violation of the California usury provisions as set forth in Article XX, section 22 of the California Constitution may prohibit the enforcement of the rights of the Investors pursuant to the terms of the Convertible Notes, the Company shall agree to issue common stock, warrants or other securities under substantially the same economic terms and conditions as the Convertible Notes.]

         D. The Company grants the investors the registration rights in the Registration Rights Agreement attached hereto as Exhibit B.

         E. The Company wishes to engage Placement Agent to act as agent for the Company in connection with the offering, issuance and sale of the Investor Units in a private placement offering in accordance with Regulation D of the Securities Act (the "Financing") and, in connection therewith, to perform such activities and duties as are specified herein. Placement Agent, upon the terms and subject to the conditions contained herein, is willing so to act and to perform such activities and duties.

         In consideration of the above recitals and the terms, conditions, covenants, representations and warranties set forth below, the Placement Agent and Company agree as follows:

         1. APPOINTMENT AND RESPONSIBILITIES OF PLACEMENT AGENT. In reliance on the representations, warranties and agreements contained herein, but subject to the terms and conditions set forth herein, the Company hereby appoints Placement Agent, and Placement Agent hereby agrees to act, as agent for the Company in
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connection with the Financing. Placement Agent further agrees to use its best efforts to solicit purchases of the Investor Units by Accredited Investors.

         2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company hereby represents and warrants to, and agrees with, Placement Agent, as follows:

         (a) Each of the Company, any subsidiaries and any affiliates (i) has been duly organized under the general corporate law of the jurisdiction of its incorporation, is current in the payment of any fees due to the Secretary of State or other governmental body of such jurisdiction, and its status is active, (ii) has qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the Company's condition, financial or otherwise, or its earnings, business affairs or business prospects and (iii) has full power, authority and legal right to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement and the other agreements, instruments, certificates and documents to be executed and delivered by the Company, any subsidiaries and any affiliates in connection with the Financing (collectively, the "Financing Documents"), to which it is a party.

         (b) Each of this Agreement and the Financing Documents to which the Company, any subsidiaries or any affiliates is a party has been duly authorized, executed and delivered by such parties and constitutes a legal, valid and binding instrument enforceable against any of the Company, any subsidiaries or its affiliates in accordance with its terms, subject to bankruptcy, insolvency and other similar laws relating to the enforcement of creditors' rights generally. As of the date of the consummation of the Financing (the "Closing Date"), the terms of Financing Documents will conform in all material respects to the descriptions thereof contained in the Term Sheet delivered to all prospective investors.

         (c) As of the Closing Date, the Investor Units will conform in all material respects to the descriptions thereof contained in the Evaluation Materials (defined below) and will be duly authorized by the Company, and, when issued, will be fully paid and non-assessable.

         (d) The Term Sheet provided in connection with the offering as of its date and at the Closing Date, and any amendment thereof or supplement thereto, all other private information regarding the business and financial condition of the Company, any subsidiaries and any affiliates delivered by the Company or its directors, officers, employees and agents in connection with the Financing to Placement Agent as of their respective dates, and all publicly available documents and material (collectively, the "Evaluation Materials") did not and will not, as of such dates and as of the Closing Date, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (e) Neither the sale of the Investor Units, nor the execution, delivery or performance of this Agreement or the Financing Documents to which the Company, any subsidiaries and any affiliates, or any of them, is a party, will result in the breach of any term or provision of the charter or bylaws of any of them, or conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of (i) any indenture or other agreement or instrument to which the Company, any subsidiaries or any affiliates is a party or by which any of them or their respective properties is bound or may be affected, that would materially and adversely affect any of their ability to perform their respective obligations under this Agreement or any of the Financing Documents to which any of them is a party, or any of their ability to conduct their respective businesses as currently conducted and as proposed to be conducted, or (ii) any statute, order or regulation of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of them, that would materially and adversely affect any of their ability to perform their respective obligations under this Agreement or any of the Financing Documents to which any of them is a party, or any of their ability to conduct their respective businesses as currently conducted and as proposed to be conducted.

         (f) Except as set forth on Exhibit C, there are no actions, suits or proceedings before or by any court, regulatory body, administrative agency, governmental body or arbitrator now pending or, to the knowledge of the Company, threatened against the Company, any subsidiaries or any affiliates that separately or in the aggregate could have a material adverse effect on the ability of the Company, any subsidiaries or any affiliates to perform their respective obligations under this Agreement or any of the Financing Documents to which any of them is a party or any of their ability to conduct their respective businesses as currently conducted and as proposed to be conducted.

         (g) No federal, state or local tax, including intangibles tax or documentary stamp tax, the nonpayment of which would result in the imposition of a lien on the Investor Units or in liability on Placement Agent in connection with the Financing of the Investor Units shall be imposed with respect to the sale and conveyance of the Investor Units or in connection with the issuance of the Investor Units by the Company, or in connection with





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any of the other transactions contemplated by this Agreement, and the Financing
Documents.

         (h) As of the Closing Date, the representations and warranties of the Company in the Financing Documents and in the Evaluation Material, with regard to itself, any subsidiaries and any affiliates and the Investor Units, shall be true and correct.

         (i) Neither the Company, any subsidiaries or any affiliates, nor anyone acting on behalf of any of them has offered, transferred, pledged, sold or otherwise disposed of any Share, any interest in any Share or any other security of the Company, any subsidiaries or any affiliates, or of any other entity organized or originated by the Company, any subsidiaries or any affiliates to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Share, any interest in any Share or any such other security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action,
(A) in violation of the federal, state or other securities laws or any other applicable law or (B) that would constitute a distribution of the Shares under the Securities Act, or that would render the placement of any Shares by Placement Agent in accordance herewith a violation of Section 5 of the Securities Act of 1933 or any state securities law, or require registration or qualification pursuant thereto, nor will the Company, any subsidiaries or any affiliates, act, nor has any of them authorized or will it authorize Placement Agent or any other person to act, in such manner with respect to any Shares.

         (j) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company, any subsidiaries and any affiliates of this Agreement and the Financing Documents to which any of them is a party or the consummation of the transactions contemplated hereby or thereby.

         (k) Since December 31, 1995, there has been no material adverse change, actual or prospective, in the business or financial condition of the Company, any subsidiaries and any affiliates.

         (l) Commencing on the date hereof and continuing for one (1) year from the Closing Date, the Company, any subsidiaries and any affiliates shall, and shall cause their respective directors, officers, employees and agents to, cooperate with Placement Agent and furnish Placement Agent and its counsel, upon request, with all Evaluation Material and Financing Documents as well as concurrent access to all information disseminated to or by the Company's Board of Directors. The Company also agrees to provide Placement Agent with reasonable access to its Board of Directors, senior management, operating personnel, independent accountants and counsel.

         (m) The Company recognizes and confirms that Placement Agent (i) will use and rely primarily on the Evaluation Materials and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the accuracy or completeness of the same, (n) is authorized to transmit to prospective Accredited Investors without the prior consent of the Company a copy or copies of the Evaluation Materials and any other legal documentation supplied to Placement Agent in connection with the Financing, (c) does not assume responsibility for the accuracy or completeness of any of the Evaluation Material or the Financing Documents, (d) will not make an appraisal of any assets of the Company and (e) retains the right to continue to perform due diligence during the course of the engagement.

         (n) If Placement Agent so requests, the Company agrees that it shall nominate and support one (1) member of the Board of Directors of the Company as directed by Placement Agent at the Board of Directors next regularly scheduled election occurring after the Closing.

         (o) The Company agrees that for a period of two (2) years after the Closing, to the extent the Company solicits or engages the services of an investment banker or similar professional, Placement Agent shall have the right of first refusal to perform such services. The fees for such services shall be negotiated at the time of the engagement consistent with industry standards.

3. REPRESENTATIONS AND WARRANTIES OF PLACEMENT AGENT.

         (a) Placement Agent hereby represents and warrants to the Company that: (i) it is a limited partnership duly formed and validly existing under the laws of the State of Delaware, with full power and authority to enter into this Agreement and perform its obligations hereunder, (ii) all partnership action of Placement Agent necessary to be taken with respect to the entering into of this Agreement and the performance of its obligations hereunder has been taken, (iii) when fully executed by all parties, this Agreement will constitute a legal, valid and binding instrument enforceable against Placement Agent in accordance with its terms, subject to bankruptcy, insolvency and other similar laws relating to the enforcement of creditors" rights generally.

         (c) Neither the sale of the Investor Units, nor the execution, delivery or performance of this Agreement will result a breach, violation or acceleration of, or constitute a default under, the terms of any indenture or other





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agreement or instrument to which Placement Agent is a party or by which it or its properties is bound or may be affected, that would materially and adversely affect its ability to perform its obligations under this Agreement, or its ability to conduct its business as currently conducted.

         (d) Any information provided in connection with the offering and any amendment thereof or supplement thereto, delivered by Placement Agent or its directors, officers, employees and agents in connection with the Financing to the Company, as of their respective dates and as of the Closing Date, did not and will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4. USE OF DOCUMENTS; ADDITIONAL COVENANTS OF THE COMPANY.

         (a) The Company hereby authorizes the use by Placement Agent of the Financing Documents and the Evaluation Material, including any supplements or amendments thereto, and the information contained therein in connection with the private placement of the Investor Units. The Company ratifies and confirms Placement Agent's use of the Evaluation materials in connection with the Financing prior to the date hereof.

         (b) The Company covenants and agrees:

                 (i) To cause to be made available to Placement Agent such reasonable quantities of the Evaluation Material and the Financing Documents as Placement Agent may request for use in connection with the Financing; and

                 (ii) To furnish to Placement Agent (A) immediately, a description of any change involving the Company which may materially adversely affect the Investor Units and (B) as soon as practicable, any additional information as Placement Agent may reasonably request.

5. CONFIDENTIALITY.

         (a) Except with respect to prospective investors in the Financing after the execution hereof, each party agrees that, without the prior written consent of the other party hereto, it and its officers, employees and agents will not disclose to any other person that the Evaluation Material or the Financing Documents have been made available hereunder or that discussions or negotiations are taking place concerning a transaction between the parties unless such disclosure is required by law, in which case the disclosing party or its representatives shall give the other prior reasonable notice of such disclosure. The term "Person" as used in this Agreement shall be broadly interpreted to include, without limitation, any corporation, company, partnership, individual or other entity.

         (b) All written or other information of any kind or type, disclosed, supplied or revealed by or received from the Company to or by Placement Agent relating to the products, business plans, financial condition or business relationships shall be considered the Company's proprietary information (the "Proprietary Information"), except to the extent that such information is within the public domain at the time of the Company's disclosure to Placement Agent or subsequently becomes in the public domain through no action or fault of Placement Agent.

         (c) Placement Agent covenants and agrees that it shall not, at any time during the Term of this Agreement and thereafter; (i) make any use whatsoever of any of the Proprietary Information except as may be necessary to perform this Agreement, (ii) reproduce any of Proprietary Information in any manner except as may be necessary to perform this Agreement, or (iii) disclose any of the Proprietary Information except as may be necessary to perform this Agreement to any person or entity, all except as permitted by the Company in writing

         6. USE OF NAME. Each party agrees to obtain the consent of the other party prior to the dissemination of any press release, communication, or other written material which contains the name and/or logo of any such party. If the Agreement is terminated pursuant to Section 10 prior to the dissemination of any such press release, communication or other written material, no reference shall be made therein to Placement Agent.

         7. USE OF ADVICE. No advice rendered by Placement Agent in connection with the services, performed by Placement Agent pursuant to this Agreement will be quoted by the Company, any subsidiaries or any affiliates, nor will any such advice be referred to, in any report, document, release or other communication, whether written or oral, prepared, issued or transmitted by the Company, any subsidiaries or any affiliates or any person or corporation controlling, controlled by or under common control with the Company, any subsidiaries or any affiliates or any director, officer, employee agent or representative of the Company, any subsidiaries or any affiliates, without the prior written authorization of Placement Agent, except to the extent required by law (in which case the Company, any subsidiaries or any affiliates shall so advise Placement Agent in writing prior to such use and shall consult with Placement Agent with respect to the form and timing of disclosure), provided that the foregoing shall not





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prohibit appropriate internal communication within the Company, any subsidiaries or any affiliates.

         8. CLOSING CONDITIONS. The obligation of Placement Agent to continue to solicit purchases of the Investor Units in connection with the Financing, unless waived in the sole discretion of Placement Agent, shall be subject to the continued accuracy of the respective certifications and statements of the officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

         (a) The representations and warranties of the Company contained herein, in the Evaluation Material and in the Financing Documents shall be true,
complete and correct on   the date when made and will continue to be true,
complete and correct on and as of the Closing Date, as if made on the Closing Date.

         (b) As of the Closing Date, this Agreement, the Financing Documents and the Evaluation Material, as applicable, shall be in full force and effect and shall not have been amended, modified or supplemented except as may have been agreed to by Placement Agent, and all actions in connection with the issuance of the Investor Units and with the transactions contemplated hereby and thereby as, in the reasonable opinion of Placement Agent, are necessary and appropriate shall have been taken;

         (c) From the date hereof and continuing through the Closing Date, there shall not have occurred any change or any development, including but not limited to a prospective change, in the condition, financial or otherwise, or in the earnings or operations or stock price of the Company, from that set forth in the Evaluation Materials that, in the reasonable judgment of Placement Agent, is material and adverse and that makes it, in the reasonable judgment of Placement Agent, impracticable to place the Investor Units on the terms and in the manner contemplated in this Agreement.

         (d) On or prior to the Closing Date, Placement Agent shall have received each of the following documents:

                 (i) An opinion of Counsel to the Company dated the Closing Date, substantially in the form attached as Exhibit D hereto;

                 (ii) A certificate of the Company, dated the Closing Date and signed by the President of the Company, in form and substance satisfactory to Placement Agent, in which such officer states:

         (A) The representations and warranties of the Company referred to in this Agreement, the Financing Documents and the Evaluation Material are true and correct as of the Closing Date, and the Company has complied with all covenants and satisfied all conditions and terms of the Financing Documents and this Agreement on its part to be performed or satisfied at or prior to the Closing Date.

         (B) The Evaluation Materials, as of the Closing Date, are accurate in all material respects, and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         (C) Except as disclosed in the Evaluation Materials, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any court, administrative agency, arbitrator or governmental body with respect to any of the transactions contemplated by, or the enforceability of, any of the Financing Documents, this Agreement, or any related agreement or instrument to which the Company is a party or by which it is bound.

                 (iii) A certified copy of the Board Resolution, together with a certificate dated the Closing Date, stating that all corporate action on the part of the Company required to be taken to authorize the transactions contemplated by this Agreement and the Financing Documents to which the Company is a party has been duly taken and has not been modified, amended, rescinded or revoked, and is in full force and effect, on the Closing Date.

                 (iv) A comfort/confidence letter from the Company's auditors, if requested by Placement Agent, in form and substance reasonably satisfactory to Placement Agent.

                 (v) An executed original escrow agreement in form and substance satisfactory to Placement Agent and in compliance with NASD rules, regulations and policies (the "Escrow Agreement") addressed to an escrow agent ("Escrow Agent") and governing an escrow account to be opened by Placement Agent into which all proceeds received by Placement Agent from the sale of Investor Units shall be deposited (the "Escrow Account") and disbursed by such Escrow Agent in accordance with the instructions contained in the Escrow Agreement.





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          (vi) Such additional opinions, certificates, letters, instruments and other documents as Placement Agent may reasonably have requested in connection with the transactions contemplated by this Agreement and the Financing Documents.

All of the opinions, certificates, letters, instruments and other documents mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof if, but only if, they are in form and substance reasonably satisfactory to Placement Agent. The Company will furnish Placement Agent with such conformed copies of all such opinions, certificates, letters, instruments and other documents as Placement Agent reasonably shall request.

9. CLOSING. The consummation of the sale of the Investor Units (the "Closing") shall be held at the offices of Katten Muchin Zavis & Weitzman, 1999 Avenue of the Stars, Suite 1400, Los Angeles, California 90067, on the Closing Date. Payment of the purchase price for the Investor Units shall be made on the Closing Date by check or wire transfer of federal or other immediately available funds to an account to be designated by Company in writing not less than two (2) business days prior to the Closing Date. The denominations of the Investor Units to be delivered to Placement Agent and the name or names in which such Investor Units are to be registered shall be designated by Placement Agent by notice in writing delivered to the Company as soon as practicable, but in any event no later than on the Closing Date.

10. TERMINATION. If any of the conditions specified in Section 8 of this Agreement shall not have been fulfilled or the Closing has not taken place within ninety (90) days of the date hereof, then this Agreement and all obligations of Placement Agent and the Company may be terminated by either party upon 30 days prior written notice to the other party.

11. FEES AND EXPENSES.

(a) The Company agrees to pay to Placement Agent a placement agency fee consisting of:

(i) an amount of cash at Closing equal to seven percent (7.00%) of the aggregate principal amount of the funds raised from the sale of any Investor Units or other securities in a private transaction from April 4, 1996, through and including ninety (90) days from the Closing, whether facilitated by Placement Agent or not. With respect to those Investor Units or other securities sold by Placement Agent, such placement agency fee shall be deducted and wire transferred to Placement Agent in accordance with the Escrow Instructions from the gross proceeds received by the Escrow Agent in the Escrow Account from the sale of the Investor Units. With respect to the Investor Units or other securities sold by a person other than Placement Agent, the Company shall pay such amount to Placement Agent on the Closing Date by wire transfer in accordance with the wiring instructions attached hereto as Exhibit E.

(ii) a warrant, delivered at Closing, for the purchase of the number of Shares which is equal to seven percent (7.00%) of the aggregate principal amount of the funds raised from the sale of any Investor Units or other securities in a private transaction from April 4, 1996, through and including ninety (90) days from the Closing (excluding certain securities issued by the Company in satisfaction of certain preexisting debt), divided by the exercise price of $1.625 per share, the form of which is attached hereto as Exhibit F. The warrant shall be fully vested, non-callable and without any forced conversion provisions and may be exercised at the price of $1.625 per share for a period of five (5) years from the date of the issuance of the warrant. In addition, Placement Agent will be granted (i) customary anti-dilution protection for, among other things, stock splits, but specifically excluding employee stock options, shares issued in a public offering or merger, (ii) customary piggy-back registration rights and one demand registration right after twenty-four (24) months with respect to the registration of the Shares underlying the warrant, as set forth in the Registration Rights Agreement attached hereto as Exhibit G.

(b) The Company also shall pay Placement Agent from legally available funds all expenses incident to the performance of its obligations under this Agreement and the furfillment of the conditions imposed hereunder, including without limitation, all out-of-pocket expenses reasonably incurred by Placement Agent in connection with its performance hereunder, but not to exceed $ 30,000 without the written consent of the Company. In the event Placement Agent determines in its reasonable business judgment that in connection with the Financing it is necessary to expend funds in excess of $30,000 and the Company refuses to provide its consent, Placement Agent shall have the right, but not the obligation to terminate this Agreement immediately at such time. Such expenses shall include, without limitation, (A) travel, contract due diligence services, entertainment, printing, postage, express mail and similar charges and (B) fees and expenses of counsel to Placement Agent and of any independent accountants retained by Placement Agent in connection with the Financing. Placement Agent shall provide the Company with customary documentation and receipts of all such expenses. Concurrent with the execution of this agreement, the Company shall provide Placement Agent with an advance of $15,000 as an advance against such expenses. With respect to such expenses billed as of the Closing, Placement Agent shall instruct the Escrow Agent (taking into account the advance for expenses) to deduct and wire transfer such amount to Placement Agent from





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the gross proceeds deposited by Placement Agent into the Escrow Account. With respect to fees and expenses not yet billed as of the Closing and not previously covered by the advance, the Company shall wire transfer such amounts, as soon as practicable after presentation by Placement Agent, in accordance with wire transfer instructions attached hereto as Exhibit E.

(c) If, through the written agreement of the parties hereto, the scope of Placement Agent's engagement is expanded to include advice or services not described in this Agreement, Placement Agent shall be entitled to compensation with respect to such services in an amount customary for transactions of such type.

12. INDEMNIFICATION. The Indemnification Agreement dated of even date herewith and attached hereto as Exhibit H, by and between Placement Agent and the Company (the "Indemnification Agreement"), and by this reference hereby is incorporated into this Agreement and made a part hereof as if fully set forth herein.

13. REGISTRATION RIGHTS. The Registration Rights Agreements between the Company and each Investor (collectively, the "Investor Registration Rights Agreements"), the form of which is attached hereto as Exhibit B and the Registration Rights Agreement between the Company and Placement Agent (the "Placement Agent Registration Rights Agreement"), the form of which is attached hereto as Exhibit G by this reference hereby are incorporated into this Agreement and made a part hereof as if fully set forth herein. With respect to the registration of the Shares and Convertible Notes purchased by the Investors, if the Company fails to file an appropriate registration statement within 30 days from the date of Closing and/or such Registration Statement is not declared effective within 90 days after the Closing, then the Company agrees (I) to issue each Investor three percent (3%) more shares and/or (ii) issue three percent (3%) more shares upon conversion of the Convertible Note than otherwise set forth herein as applicable, for each 30 day period in which a registration statement is not filed and/or such registration statement is not declared effective as compensation for the delay. Such three percent (3%) adjustment shall be prorated to the extent any period in which an adjustment as set forth in this Paragraph 13 is to be made is fewer than 30 days.

14. TERM. Except as otherwise set forth herein, including but not limited to Paragraphs 2(l), 2(o), 7, 11(c), and 11(b) which shall survive termination of this Agreement, the term ("Term") of this Agreement commences on the date hereof and will terminate on the Closing Date unless terminated sooner pursuant to the terms of Section 10.

15. NOTICES. All notices, requests and demands of any kind which either party may be required or desires to serve upon the other with respect to this Agreement shall be in writing, and shall be deemed to have been given to any party when delivered either by (I) personal delivery, including delivery by commercial delivery or overnight service or (ii) five (5) days after being mailed by first class mail, postage prepaid and return receipt requested, in each case to the addresses set forth below or such other addresses as such party has designated by proper notice to each other party:

TO COMPANY:
Norris Communications Corporation
         Attn: Mr. Peter W. Gorrie
                 Chief Operating Officer and Chief Financial Officer 12725 Stowe Drive
         Poway, California 92064
         Telephone. (619) 679-1504
         Facsimile:   (619) 486-3922

With a copy to (which shall not constitute notice to the Company):
         Day Campbell & McGill
         Attention:  Curt C. Barwick, Esq.
         3070 Bristol Street, Suite 650
         Costa Mesa, California 92626
         Telephone: (714) 556-7716
         Facsimile:  (714) 556-7923

TO PLACEMENT AGENT:
         Iacocca Capitol Partners, L.P.
         Attention:  Mr. William S. Elkus, Managing Director
         11100 Santa Monica Boulevard, Suite 970
         Los Angeles, California 90067
         Telephone: (310) 444-5600
         Facsimile:  (310) 444-5601





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
With a copy to (which shall not constitute notice to Placement Agent):
         Katten Muchin Zavis & Weitzman
         Attention: James K. Baer, Esq.
         1999 Avenue of the Stars, Suite 1400
         Los Angeles, California 90067
         Telephone: (310) 788-4492
         Facsimile:  (310) 788-4471

         Any party may, by notice given hereunder, designate any further or different addresses to which subsequent notices shall be sent.

         16. PARTIES IN INTEREST; SURVIVAL. This Agreement, including the Exhibits attached hereto and the Indemnification Agreement constitute the entire agreement between the Company and Placement Agent and supersede any and all prior oral and/or written agreements between the parties with respect to the subject matter hereof. Such agreements are made solely for the benefit of the Company and Placement Agent (including successors or assigns of Placement Agent) and no other person shall acquire or have any right hereunder or there under by virtue hereof or thereof. This Agreement may not be assigned by the Company without Placement Agent's prior written consent and may not be assigned by Placement Agent without the Company's prior written consent. All of the Company's and Placement Agent's representations, warranties and agreements contained in this Agreement, including without limitation pursuant to Sections 2, 3, 11 and 12, and the Indemnity shall remain operative and in full force and effect, regardless of (I) any investigations made by or on behalf of the Company or Placement Agents; (ii) delivery of payment for the Investor Units pursuant to this Agreement; (iii) any termination of this Agreement by any means or (iv) consummation of the Financing.

         17. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law principles.

         18. SEVERABILITY. If any provisions of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions, or in all jurisdictions because of conflicts with any provisions of any statute, rule of public policy or any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatever.

         19. SECTION HEADINGS. Section headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not part of this Agreement and will not be used in the interpretation of any provisions of this Agreement.

         20. AMENDMENT. This Agreement may not be modified or amended except in writing duly executed by parties hereto.

         21. COUNTERPARTS. This Agreement may be executed in multiple counterparts each of which shall be regarded as an original (with the same effect as if the signatures thereto and hereto were upon the same document) and all of which shall constitute one ands the same document.

IN WITNESS WHEREOF, the parties hereto have executed this Placement Agreement as of the day and year first written above.

                                     IACOCCA CAPITAL PARTNERS, L.P., a Delaware limited partnership

                                     By: Iacocca Capital Group, Inc., a Michigan
                                         corporation, its general partner

                                     By: /s/ WILLIAM S. ELKUS
                                     Name: William S. Elkus
                                     Its: President

                                     NORRIS COMMUNICATIONS CORP., a
                                     corporation organized under the laws of the Yukon Territory, Canada

                                     By: /s/ R. GORDON ROOT
                                     Name: R. Gordon Root
                                     Its: CEO





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